PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 15, 1995)

                                  $227,086,000

                    CALLABLE ZERO COUPON TRUST CERTIFICATES,

                               SERIES 1997-TVA-2

(UNDERLYING SECURITIES WILL BE SEPARATE STRIPS REPRESENTING THE PRINCIPAL AMOUNT
  PAYABLE UPON MATURITY AND CERTAIN INDIVIDUAL INTEREST PAYMENTS OF TENNESSEE VALLEY AUTHORITY 6 3/4% GLOBAL POWER BONDS 1995 SERIES E DUE NOVEMBER 1, 2025)

     Each Callable Zero Coupon Trust Certificate, Series 1997-TVA-2 offered hereby (collectively, the 'Certificates') represents a beneficial interest in a trust (the 'Trust') formed pursuant to the Trust Agreement dated as of October 31, 1997 between Lehman ABS Corporation (the 'Depositor') and The Bank of New York, as trustee (the 'Trustee'). The Certificates will be issued in six Classes, Class A-1 through Class A-6 (each a 'Class'), each Class having the characteristics described herein.

     The principal assets of the Trust will be separate strips representing the principal amount payable upon maturity and certain individual future interest payments with a total initial aggregate face amount of $227,086,000 with respect to Tennessee Valley Authority (the 'TVA' or the 'Underlying Securities Issuer') bonds due November 1, 2025 (the 'Initial Strips' or the 'Initial Underlying Securities'), having the characteristics described herein under 'Description of the Underlying Securities.' Each Class of Certificates will represent an interest solely in Initial Strips having a scheduled payment date on the Scheduled Distribution Date (as defined below) for such Class of Certificates.

     Distributions are scheduled to be made on each Class of Certificates only on the scheduled distribution date of such Class (the 'Scheduled Distribution Dates'), at which time such Class of Certificates will be entitled to a distribution of the amount received on the Strip of Underlying Securities having a scheduled payment date on the Scheduled Distribution Date for such Class, or, as described herein, upon an Optional Redemption in whole of the Certificates.

     The Certificates are callable in whole on any November 1 or May 1 on or after November 1, 2000 through May 1, 2021 to November 1, 2024 (based on the respective Certificate Class) (a 'Redemption Date') at the 'Redemption Prices' shown on pages S-4 and S-16, upon exercise of the Call Rights, as defined herein. All distributions on the Certificates of a particular Class will be made on a pro rata basis to the holders of the Certificates (each a 'Certificateholder') of such Class or Classes. See 'Special Considerations--Maturity and Yield Considerations' and 'Description of the Certificates--Early Redemption' herein. It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ('Moody's') and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('S&P') of 'Aaa' and 'AAA,' respectively.

     See 'Risk Factors' herein on pages S-8 and S-9 and in the Prospectus on

pages 4 and 5.                                    (Cover continued on next page)

                               ------------------

 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
  OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE
     CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNDERLYING
                 SECURITIES ISSUER OR ANY OF ITS AFFILIATES.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
           SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                                  MAXIMUM       MAXIMUM
                   INITIAL        INITIAL      AGGREGATE         SCHEDULED
                  AGGREGATE       SELLING        GROSS          DISTRIBUTION
CLASS NUMBER     FACE AMOUNT       PRICE       PROCEEDS           DATE(1)          CUSIP NUMBER
-------------    ------------     -------     -----------     ----------------     ------------
  Class A-1      $186,707,000     11.121%     $20,763,686     November 1, 2025     131010 AB 6
  Class A-2      $ 11,583,000     11.566%     $ 1,339,690     May 1, 2025          131010 AD 2
  Class A-3      $ 11,583,000     12.028%     $ 1,393,204     November 1, 2024     131010 AE 0
  Class A-4      $  5,213,000     13.530%     $   705,319     May 1, 2023          131010 AH 3
  Class A-5      $  7,000,000     14.634%     $ 1,024,380     May 1, 2022          131010 AK 6
  Class A-6      $  5,000,000     15.219%     $   760,950     November 1, 2021     131010 AL 4
                 ------------                 -----------
                 $227,086,000                 $25,987,229

(1) The Certificates may be redeemed before the Scheduled Distribution Date in the event of an Optional Redemption on any November 1 or May 1 occurring on or after November 1, 2000 through May 1, 2021 to November 1, 2024 (based on the respective Certificate Class) at a price equal to the Redemption Prices set forth on pages S-4 and S-16 hereto.

                               ------------------

     The Certificates offered hereby will be purchased by Lehman Brothers Inc. (the 'Underwriter') from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see 'Underwriting.' The Certificates are offered subject to receipt and acceptance by the Underwriter, prior sale and the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about October 31, 1997 (the 'Closing Date').


                               ------------------

                                 LEHMAN BROTHERS

October 28, 1997

(Cover page continued)

     The TVA is not participating in, and will not receive any proceeds in connection with, the offering of the Certificates, and is not an affiliate of the Depositor. The Underlying Securities were acquired by an affiliate of the Depositor in the secondary market and will be deposited into the Trust for the benefit of the Certificateholders.

     The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ('NYSE').

     Pursuant to the Trust Agreement, the Trust may, from time to time, be reopened and increased in size upon the deposit by the Depositor of additional strips representing additional amounts of identical principal and individual interest payments on additional identical TVA bonds in the same proportion as the Initial Strips (the 'Additional Strips' or the 'Additional Underlying Securities,' and together with the Initial Strips, the 'Strips' or the 'Underlying Securities') into the Trust together with the issuance of additional Certificates. The Additional Strips and the Additional Certificates will be, in all respects, fully fungible with the Initial Strips and the respective Classes of Certificates issued hereby, respectively.

     There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See 'Risk Factors' in the Prospectus.

     The Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ('DTC'). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ('Participants'). Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See 'Description of the Certificates--Definitive Certificates.'

                               ------------------

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED NOVEMBER 15, 1995, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR

SUBSCRIPTIONS.

                                    SUMMARY

     The following summary of certain pertinent information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings 'Description of the Certificates' and 'Description of the Underlying Securities'. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the 'Index of Defined Terms' or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

                                                THE CERTIFICATES

Certificates Offered....  The Callable Zero Coupon Trust Certificates, Series 1997-TVA-2 (the 'Certificates').
                          The Certificates, each of which represents a fractional beneficial interest in the
                          Trust, will be issued pursuant to the Trust Agreement and will consist of six Classes
                          (each a 'Class') offered hereby. The Underlying Securities will be the sole assets of the Trust from which Certificateholders will receive any distributions. Under the Trust
                          Agreement, Additional Underlying Securities (as defined below) may be deposited in the
                          Trust. If Additional Underlying Securities are so deposited, pursuant to the Trust
                          Agreement, additional certificates of any or all of the same Classes which will be, in all respects, fully fungible with the Certificates issued hereby (the 'Additional
                          Certificates') shall be issued upon the deposit of such corresponding Additional
                          Underlying Securities into the Trust.

The Trust...............  The Callable Zero Coupon Trust, Series 1997-TVA-2 (the 'Trust'). The Trust will be formed pursuant to the Standard Terms for Trust Agreements dated as of February 28,
                          1996 (the 'Standard Terms for Trust Agreements'), between the Depositor and the
                          Trustee, as supplemented by the Series 1997-TVA-2 Supplement dated as of the Closing
                          Date (the 'Series Supplement' and, together with the Standard Terms for Trust
                          Agreements, the 'Trust Agreement').

Depositor...............  Lehman ABS Corporation (the 'Depositor'), an indirect wholly-owned subsidiary of Lehman
                          Brothers Inc., will deposit the Underlying Securities into the Trust. See 'The
                          Depositor' in the Prospectus.

Trustee.................  The Bank of New York.

Closing Date............  On or about October 31, 1997.

Scheduled Distribution
  Dates.................  Class A-1:  November 1, 2025
                          Class A-2:  May 1, 2025
                          Class A-3:  November 1, 2024
                          Class A-4:  May 1, 2023
                          Class A-5:  May 1, 2022
                          Class A-6:  November 1, 2021

Trust Assets............  The assets of the Trust will be strips representing the principal amount payable and certain individual future interest payments with a total initial aggregate face amount of $227,086,000 with respect to 6 3/4% Global Power Bonds 1995 Series E due November 1,
                          2025 (the 'Initial Strips' or the 'Initial Underlying Securities') issued by the
                          Tennessee Valley Authority (the 'TVA' or the 'Underlying Securities Issuer'), having the characteristics described herein. Pursuant to the Trust Agreement, additional strips representing additional amounts of principal and/or individual interest payments on additional identical TVA bonds (the 'Additional Strips' or the 'Additional
                          Underlying Securities,' and together with the Initial Strips, the 'Strips' or the
                          'Underlying Securities') may, from time to time, be deposited into the Trust by the
                          Depositor. Such Additional Strips must be identical to and fully fungible with, and in the same proportion as, the corresponding principal and interest strips that make up the Initial Strips. The Strips will be subject to 'Call Rights' as described below.

Optional Redemption
  Dates.................  On any November 1 or May 1 occurring on or after November 1, 2000 through May 1, 2021 to November 1, 2024 (based on the respective Certificate Class) (a 'Redemption Date'), the Certificates may be redeemed in whole at a price equal to the Redemption Prices set forth herein.

Redemption Prices.......  The Redemption Prices listed as a percentage of the Face Amount of the Certificates, for each respective Class of Certificates, as set forth below, correspond to the related Redemption Dates for such Class.

REDEMPTION     CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
   DATE         A-1        A-2        A-3        A-4        A-5        A-6
----------     ------     ------     ------     ------     ------     ------
11/1/00        14.071%    14.634%    15.219%    17.120%    18.517%    19.257%
5/1/01         14.634     15.219     15.828     17.805     19.257     20.028
11/1/01        15.219     15.828     16.461     18.517     20.028     20.829
5/1/02         15.828     16.461     17.120     19.257     20.829     21.662
11/1/02        16.461     17.120     17.805     20.028     21.662     22.529
5/1/03         17.120     17.805     18.517     20.829     22.529     23.430
11/1/03        17.805     18.517     19.257     21.662     23.430     24.367
5/1/04         18.517     19.257     20.028     22.529     24.367     25.342
11/1/04        19.257     20.028     20.829     23.430     25.342     26.355
5/1/05         20.028     20.829     21.662     24.367     26.355     27.409
11/1/05        20.829     21.662     22.529     25.342     27.409     28.506
5/1/06         21.662     22.529     23.430     26.355     28.506     29.646
11/1/06        22.529     23.430     24.367     27.409     29.646     30.832
5/1/07         23.430     24.367     25.342     28.506     30.832     32.065
11/1/07        24.367     25.342     26.355     29.646     32.065     33.348
5/1/08         25.342     26.355     27.409     30.832     33.348     34.682
11/1/08        26.355     27.409     28.506     32.065     34.682     36.069
5/1/09         27.409     28.506     29.646     33.348     36.069     37.512
11/1/09        28.506     29.646     30.832     34.682     37.512     39.012
5/1/10         29.646     30.832     32.065     36.069     39.012     40.573
11/1/10        30.832     32.065     33.348     37.512     40.573     42.196

5/1/11         32.065     33.348     34.682     39.012     42.196     43.883
11/1/11        33.348     34.682     36.069     40.573     43.883     45.639
5/1/12         34.682     36.069     37.512     42.196     45.639     47.464
11/1/12        36.069     37.512     39.012     43.883     47.464     49.363
5/1/13         37.512     39.012     40.573     45.639     49.363     51.337
11/1/13        39.012     40.573     42.196     47.464     51.337     53.391
5/1/14         40.573     42.196     43.883     49.363     53.391     55.526
11/1/14        42.196     43.883     45.639     51.337     55.526     57.748
5/1/15         43.883     45.639     47.464     53.391     57.748     60.057
11/1/15        45.639     47.464     49.363     55.526     60.057     62.460
5/1/16         47.464     49.363     51.337     57.748     62.460     64.958
11/1/16        49.363     51.337     53.391     60.057     64.958     67.556
5/1/17         51.337     53.391     55.526     62.460     67.556     70.259
11/1/17        53.391     55.526     57.748     64.958     70.259     73.069
5/1/18         55.526     57.748     60.057     67.556     73.069     75.992
11/1/18        57.748     60.057     62.460     70.259     75.992     79.031
5/1/19         60.057     62.460     64.958     73.069     79.031     82.193
11/1/19        62.460     64.958     67.556     75.992     82.193     85.480
5/1/20         64.958     67.556     70.259     79.031     85.480     88.900
11/1/20        67.556     70.259     73.069     82.193     88.900     92.456
5/1/21         70.259     73.069     75.992     85.480     92.456     96.154
11/1/21        73.069     75.992     79.031     88.900     96.154      N/A
5/1/22         75.992     79.031     82.193     92.456      N/A        N/A
11/1/22        79.031     82.193     85.480     96.154      N/A        N/A
5/1/23         82.193     85.480     88.900      N/A        N/A        N/A
11/1/23        85.480     88.900     92.456      N/A        N/A        N/A
5/1/24         88.900     92.456     96.154      N/A        N/A        N/A
11/1/24        92.456     96.154      N/A        N/A        N/A        N/A

The Call Rights..................  The Call Rights associated with the Certificates, as defined herein, represent the rights to purchase at the Redemption Price the Underlying Securities which correspond to each respective Class of Certificates. Such purchase will result in the redemption of the Certificates (an 'Optional Redemption'). The initial holder of the Call Rights (the 'Rights Holder') will be an affiliate of the
                                   Depositor. The Call Rights are not offered hereby.

Optional Redemption
  Provisions.....................  The Rights Holder may provide notice to the Trustee (a 'Redemption Request')
                                   no less than seven Business Days prior to a Redemption Date that it intends to exercise its Call Rights with respect to the Certificates which will result in an Optional Redemption of the Certificates on such Redemption Date.

Denominations; Specified
  Currency.......................  The Certificates will be denominated and payable in U.S. dollars and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof.

Form of Security.................  Book-entry Certificates with The Depository Trust Company ('DTC'), except in certain limited circumstances. See 'Description of the
                                   Certificates--Definitive Certificates.' Distributions thereon will be settled in immediately available (same-day) funds.

CUSIP Numbers....................  Class A-1:  131010 AB 6
                                   Class A-2:  131010 AD 2
                                   Class A-3:  131010 AE 0
                                   Class A-4:  131010 AH 3
                                   Class A-5:  131010 AK 6
                                   Class A-6:  131010 AL 4

Certain Federal Income Tax
  Consequences...................  In the opinion of tax counsel to the Trust, the Trust will not be classified for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation. The Trustee intends to treat the Trust as a grantor trust for federal income tax purposes. A purchaser of a
                                   Certificate will be required to include original issue discount ('OID') in income periodically over the term of the Certificate, although no cash attributable to such income will be received before the Maturity Date or, as described herein, an Optional Redemption Date. See 'Certain Federal Income Tax
                                   Consequences.'

Ratings..........................  It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ('Moody's') and by
                                   Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('S&P') of
                                   'Aaa' and 'AAA,' respectively. The rating on the Certificates does not constitute a statement regarding the occurrence of an Optional Redemption of the Certificates and the corresponding effect on yield to investors. See
                                   'Ratings.'

ERISA Considerations.............  An employee benefit plan subject to the Employee Retirement Income Security
                                   Act of 1974, as amended ('ERISA') or a plan subject to Section 4975 of the
                                   Internal Revenue Code of 1986 as amended (the 'Code'), an individual retirement account (an 'IRA') or a Keogh plan (a 'Keogh'), (each, a 'Plan'), may purchase Certificates if either (i) the Underwriter is able to confirm the existence of at least 100 independent purchasers for such Class of
                                   Certificates or (ii) such Plan determines that the acquisition and holding of a Certificate does not give rise to a transaction prohibited by ERISA or
                                   Section 4975 of the Code or that an exemption from such prohibited transaction provisions applies. See 'ERISA Considerations.'

                                            THE UNDERLYING SECURITIES

Underlying Securities............  Strips representing the principal amount payable upon maturity and certain individual future interest payments with a total initial aggregate face amount of $227,086,000 with respect to bonds comprising a portion of a publicly issued offering by the TVA of $600,000,000 aggregate principal amount of

                                   6 3/4% Global Power Bonds 1995 Series E Due November 1, 2025 (the 'Bonds').
                                   (On August 5, 1997, the TVA issued a second installment of $750,000,000 of
                                   Bonds which are identical in all respects to and fungible with the Bonds originally offered on October 31, 1995.) The Bond offering affords holders the option to strip the Bonds into their separate interest and principal components. The Underlying Securities represent the stripped principal portion
                                   (the 'PO') and six separate strips representing individual future interest payments (the 'IO's') of such Bonds. Pursuant to the Trust Agreement, the
                                   Trust may, from time to time, be increased in size by the depositing of additional strips representing additional amounts of principal and individual future interest payments on identical TVA bonds which will be identical to the
                                   Initial Strips (the 'Additional Strips' or the 'Additional Underlying
                                   Securities,' and together with the Initial Strips, the 'Strips' or the
                                   'Underlying Securities') into the Trust by the Depositor. The Additional
                                   Strips, will be, in all respects, fully fungible with, and in the same proportion as, the corresponding principal strips and interest strips that make up the Initial Strips. As of the date of this Prospectus Supplement, the
                                   Underlying Securities have remaining terms to maturity ranging from slightly more than 24 years to slightly more than 28 years.

Underlying Securities Issuer.....  According to the Offering Circular and Information Statement issued by the TVA in connection with the Bonds (together the 'Underlying Securities Circular'), the TVA is a wholly owned corporate agency and instrumentality of the United
                                   States of America established by the Tennessee Valley Authority Act of 1933, as amended (the 'Act').

                                   As more fully described in the Underlying Securities Circular, the interest and principal on the Bonds are payable solely from net income earned by the
                                   Underlying Securities Issuer from the sale of power and are not obligations of, or guaranteed by, the United States of America.

Description of the
  Initial Strips.................                      INITIAL STRIP DESCRIPTION
                                  --------------------------------------------------------------
                                  RELATED           PRINCIPAL                      MATURITY
                                   CLASS    TYPE      AMOUNT        CUSIP            DATE
                                  -------   ----   ------------   ---------    -----------------
                                    A-1      PO    $175,124,000   88059FAV3    November 1, 2025
                                             IO      11,583,000   88059EHQ0    November 1, 2025
                                                   ------------
                                                    186,707,000

                                    A-2      IO      11,583,000   88059EHP2    May 1, 2025
                                    A-3      IO      11,583,000   88059EHN7    November 1, 2024
                                    A-4      IO       5,213,000   88059EHK3    May 1, 2023
                                    A-5      IO       7,000,000   88059EHH0    May 1, 2022
                                    A-6      IO       5,000,000   88059EHG2    November 1, 2021
                                                   ------------
                                                   $227,086,000

Ratings of the Underlying
  Securities Issuer as of the
  Closing Date...................  Power Bonds (as defined herein) issued by the TVA and the stripped principal portion of such obligations are generally rated 'Aaa' by Moody's and 'AAA' by
                                   S&P. The stripped interest portions of such obligations are typically not rated by Moody's or S&P.

Amortization.....................  None

Form and Denomination of Bonds...  The Bonds are transferable by holders only on the book-entry system of the
                                   U.S. Federal Reserve Banks. The Bonds are not exchangeable for definitive securities. The Bonds are issued and must be maintained and transferred in minimum denominations of $1,000 and integral multiples thereof.

Redemption/Put/
  Other Features.................  None

Taxation.........................  United States federal income tax generally is not withheld from payments on
                                   Bonds or interest or principal strips therefrom beneficially owned by non-U.S.
                                   persons, provided that an appropriate United States Internal Revenue Service
                                   Form W-8 (or successor form) is provided. The Bonds are not subject to redemption by reason of the imposition of withholding or other tax by any jurisdiction, and the TVA has no obligation to pay additional interest or other amounts in respect of any such tax that may be imposed on payments on the Bonds or strips as a result of a change in law or otherwise, including any withholding tax that may be imposed as a result of a failure to provide an applicable United States Internal Revenue Service form.

Redemption.......................  The Bonds are not subject to redemption prior to maturity.

     This Prospectus Supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, no investigation as to its rating) has been made. Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities, the Bonds or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates, assume any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the Commission or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                                  RISK FACTORS

     Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under 'RISK FACTORS' in the Prospectus) in connection with an investment in the Certificates.

     Limited Liquidity. There is currently no secondary market for the Certificates. Lehman Brothers is under no obligation to make a market in the Certificates. It is unlikely that a secondary market will develop and, if a secondary market does develop, it is unlikely that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. In addition, under the Trust Agreement, the Depositor or an affiliate has the right to exchange a limited amount of Certificates for Underlying Securities, subject to substantial restrictions as to timing, amount and other matters, as set forth in the Trust Agreement. See 'Description of the Certificates--Exchange of Certificates.' Such exchanges could lead to a less liquid market for the Certificates.

     Maturity and Yield Considerations. The yield realized by an investor in any Class of Certificates will be based upon such investor's purchase price, the timing of its purchase, and whether the investor receives the principal amount of such Certificates at their Scheduled Distribution Date or the applicable Redemption Price on any Redemption Date (see the Schedule on page S-16). If a Rights Holder exercises the right to cause an Optional Redemption, the Certificates will have a shorter average maturity than if such right were not exercised. Additionally, such right is likely to be exercised, if at all, at a time when the market value of the Underlying Securities has increased due to a declining interest rate environment. In such an environment, the interest rates available on potential reinvestment can be expected to be lower than the return that would have been earned over the remaining life of the Certificates if they had not been called. See 'Risk Factors' and 'Maturity and Yield Considerations' in the Prospectus.

     Zero Coupon Nature of the Certificates. Because each Class of Certificates does not receive allocations of either interest or principal until its Scheduled Distribution Date or a Redemption Date, the changes in market value of the Certificates as a result of fluctuations in interest rates may exceed those of a coupon-paying security of a similar maturity. In addition, given the potential for an Optional Redemption of the Certificates, which, as described above, is likely to occur in a declining interest rate environment (see 'Maturity and Yield Considerations' above), the Certificates are unlikely to appreciate significantly in price during periods of declining interest rate environments. The Certificates will be deemed to be issued with original issue discount. See 'Certain Federal Income Tax Consequences' herein.

     Limited Assets. The Trust has no assets other than the Underlying Securities. No other assets will be available for payment of the Certificates.

     No Management of Underlying Securities. Except pursuant to an Optional Redemption or an event of default on the Underlying Securities as described herein, the Trust will not dispose of any Underlying Security, regardless of adverse events, financial or otherwise, which may affect the Underlying

Securities Issuer or the value of any Underlying Security.

     Credit Risk. The Certificates represent interests in obligations of a single obligor. In particular, the Certificates will be subject to all the risks associated with a direct investment in unsecured debt obligations of the TVA including such factors as changes in governmental rules and fiscal policies which could be adverse to the financial condition of the TVA, acts of God and other factors.

     Although by their terms the Bonds are not redeemable prior to their scheduled maturity in November 2025, in the event that the maturity of the Bonds is accelerated as a result of, for instance, a default on the Bonds, the interest strips maturing subsequent to the date of such acceleration may not be entitled to any payments. However, in such case, pursuant to a specific obligation of the holders of the Class A-1 Certificates to them, the Class A-2 through Class A-6 Certificates would be entitled to an allocation of the sales proceeds (according to the Allocation Ratio) from the sale of all of the Underlying Securities.

     No Investigation of Underlying Securities. None of the Depositor, the Underwriter or the Trustee will (i) make any investigation of the business condition, financial or otherwise, of the Underlying Securities Issuer, or (ii) verify any reports or public information published by the Underlying Securities Issuer. Investors are encouraged to consider publicly available financial and other information regarding the Underlying Securities

Issuer. The issuance of the certificates should not be construed as an endorsement by the Depositor, the Underwriter or the Trustee of the financial condition or business prospects of the Underlying Securities Issuer.

     Legal Investment. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Certificates, may be subject to significant interpretative uncertainties. No representation is made as to the proper characterization of the Certificates for legal investment purposes, or for risk-weighting, securities valuation, regulatory accounting or other financial institution regulatory regimes of the National Association of Insurance Commissioners, any state commissions, any federal or state banking authority or any other regulatory body. No representation is made as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. Investors should consult with their own legal advisors in determining whether, and to what extent, the Certificates will constitute legal investment for them, and the consequences of such an investment.

                                   THE TRUST

     The Trust will be formed pursuant to the Standard Terms for Trust Agreements, as supplemented by the Series 1997-TVA-2 Supplement (the 'Series Supplement' and together with the Standard Terms for Trust Agreements, the 'Trust Agreement') between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the Underlying Securities in the Trust. In addition, pursuant to the Trust Agreement, the Depositor may, from time to time, deposit Additional Strips (as defined below) into the Trust. The Trustee, on behalf of the Trust, will accept all such Underlying Securities and will deliver the Certificates to or upon the order of the Depositor.

     The Initial Underlying Securities (as defined below) have been, or in the case of any Additional Underlying Securities (as defined below) will be, purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor). The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Certificates.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

GENERAL

     The Underlying Securities represent the sole assets of the Trust that are available to make distributions in respect of the Certificates. The Initial Underlying Securities are a strip representing the principal amount payable (the 'Principal Component'--See '--Stripping' herein) and six separate strips representing individual future interest payments (each an 'Interest Component'--See '-- Stripping' herein) with respect to certain of the 6 3/4% Global Power Bonds 1995 Series E due November 1, 2025 (the 'Bonds') issued by Tennessee Valley Authority (the 'TVA' or the 'Underlying Securities Issuer') (the 'Initial Strips' or the 'Initial Underlying Securities'). The Initial Strips are summarized below.

 RELATED
  CLASS       TYPE     PRINCIPAL AMT        CUSIP         MATURITY DATE
----------    ----     -------------     -----------    -----------------
   A-1          PO     $ 175,124,000       88059FAV3     November 1, 2025
                IO        11,583,000       88059EHQ0     November 1, 2025
                       -------------
                       $ 186,707,000

   A-2          IO     $  11,583,000       88059EHP2     May 1, 2025
   A-3          IO     $  11,583,000       88059EHN7     November 1, 2024
   A-4          IO     $   5,213,000       88059EHK3     May 1, 2023
   A-5          IO     $   7,000,000       88059EHH0     May 1, 2022
   A-6          IO     $   5,000,000       88059EHG2     November 1, 2021
                       -------------
                       $ 227,086,000

     In addition, pursuant to the Trust Agreement, the Depositor may, from time to time, deposit additional strips representing additional amounts of principal and individual future interest payments on additional Bonds which will be identical to, and in the same proportion as, the Initial Strips (the 'Additional

Strips' or the 'Additional Underlying Securities,' and together with the Initial Strips, the 'Strips' or the 'Underlying Securities') into the Trust. The Additional Underlying Securities, will be, in all respects, fully fungible with the corresponding principal strip and/or individual interest strips that make up the Initial Strips. All the Underlying Securities will be deposited into the Trust subject to the right of the Rights Holders to request an Optional Redemption of the Certificates on any Optional Redemption Date.

     This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities and the Bonds, but does not provide detailed information with respect to the Underlying Securities, the Bonds or the TVA as the Underlying Securities Issuer. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Underlying Securities or the Bonds. All disclosure contained herein with respect to the Underlying Securities Issuer, the Bonds and the Underlying Securities is derived from publicly available documents.

     Although the Depositor has no reason to believe the information concerning the Underlying Securities, the Bonds or the Underlying Securities Issuer is not reliable, neither the Depositor nor the Underwriter (nor any of their affiliates) takes any responsibility with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities, the Bonds or the Underlying Securities Issuer have not occurred which would affect the accuracy or completeness of the publicly available information described below.

THE UNDERLYING SECURITIES ISSUER

     The Tennessee Valley Authority periodically prepares information statements which describe the business and operations of the TVA as of the dates of such information statements and the financial conditions of the TVA as of the dates of the financial statements included therein (the 'Statements') for the information of potential purchasers of its Power Bonds (the 'New Power Bonds'), including its First Installment Series Bonds (the 'Installment Bonds'--sometimes called 'FISBS'), its discount notes and such other evidences of indebtedness ('Other Indebtedness') it may issue pursuant to the Act (as defined below). New Power Bonds are to be issued pursuant to authority vested in the TVA by the Tennessee Valley Authority Act of 1933, as amended (the 'Act'), and the Basic Tennessee Valley Authority Power Bond Resolution adopted by the Board of Directors of the TVA (the 'Board') on October 6, 1960, as amended on September 28, 1976, October 17, 1989 and March 25, 1992 (the 'Basic Resolutions').

     According to the Underlying Securities Circular, the Statements will be updated from time to time to reflect annual financial results of the TVA and as otherwise determined appropriate by the TVA. Statements may be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention: Vice President and Treasurer, or by calling (423) 632-3366.

     THE NEW POWER BONDS, DISCOUNT NOTES AND OTHER INDEBTEDNESS OF THE TVA WILL NOT BE OBLIGATIONS OF, NOR WILL PAYMENT OF PRINCIPAL THEREOF OR ANY INTEREST THEREON BE GUARANTEED BY, THE UNITED STATES OF AMERICA. PRINCIPAL AND INTEREST, IF ANY, WILL BE PAYABLE SOLELY FROM THE TVA'S NET POWER PROCEEDS AS DEFINED IN THE STATEMENTS. THE NEW POWER BONDS, DISCOUNT NOTES AND OTHER INDEBTEDNESS ARE

NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT OF 1933. ACCORDINGLY, NO REGISTRATION STATEMENT HAS BEEN, AND NONE WILL BE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE TVA IS NOT SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934.

DESCRIPTION OF BONDS

     According to the Underlying Securities Circular, the Bonds were issued pursuant to the authority vested in the TVA by the Act and pursuant to the Basic Resolutions and the Supplemental Resolution authorizing the Outstanding Series E Bonds adopted on October 24, 1995, as amended by an amendatory resolution adopted on July 21, 1997 to provide for the issuance of $600,000,000 of Bonds on November 3, 1995 and an additional $750,000,000 on August 5, 1997 of the Series E Bonds (the 'Supplemental Resolution' and, together with the

Basic Resolution, the 'Resolutions'). The TVA has entered into a Fiscal Agency Agreement dated as of October 17, 1989 (the 'Fiscal Agency Agreement') with the U.S. Federal Reserve Banks, as fiscal agents (together, the 'Underlying Securities Fiscal Agent'). The U.S. Secretary of the Treasury has approved the time of issuance of and the maximum rate of interest to be borne by, the Bonds in compliance with Section 15d(c) of the Act. The Bonds represent obligations of the TVA payable solely from the TVA's 'Net Power Proceeds' (as defined below) and are not obligations of, or guaranteed by, the United States of America.

     The Act authorizes the TVA to issue and sell bonds, notes and other evidences of indebtedness (hereinafter collectively referred to as 'Evidences of Indebtedness') to assist in financing its power program and to refund such Evidences of Indebtedness. Evidences of Indebtedness issued pursuant to Section
2.2 of the Basic Resolution designated as Tennessee Valley Authority Power Bonds are herein referred to as 'Power Bonds.' The aggregate amount of Evidences of Indebtedness at any one time outstanding is limited to $30 billion. As of June 30, 1997, the TVA had approximately U.S. $26.4 billion and DM 1.5 billion (issued in September 1996) of Evidences of Indebtedness outstanding. At the time the TVA issued such DM Evidences of Indebtedness, the TVA entered into a currency swap agreement to hedge against fluctuations in such currency. In addition, $250 million of Power Bonds are being redeemed under in-substance defeasance arrangements and are not considered by the TVA to be debt that is subject to the $30 billion limit.

     The summaries contained herein of certain provisions of the Act, the Resolutions and the Fiscal Agency Agreement do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Act, the Resolutions and the Fiscal Agency Agreement, copies of which may be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention: Vice President and Treasurer, or by calling (423) 632-3366 in the United States. In addition, such summaries are based solely upon the Underlying Securities Circular, and the Depositor and the Underwriter have made no investigation as to the accuracy thereof.

     The Bonds are 'Power Bonds' payable as to both principal and interest solely from the TVA's Net Power Proceeds, which are defined as the remainder of the TVA's Gross Power Revenues (as defined in the Basic Resolutions) after deducting the costs of operating, maintaining and administering its power properties (including multiple-purpose properties in the proportion that multiple-purpose costs are allocated to power) and payments to states and counties in lieu of taxes, but before deducting depreciation accruals or other charges representing the amortization of capital expenditures, plus the net proceeds of the sale or other disposition of any Power Facility (as defined in the Basic Resolutions) or interest therein ('Net Power Proceeds'). The Act also requires the TVA to make certain payments to the U.S. Treasury each year from Net Power Proceeds in excess of those required for debt service as a return on and reduction of the Appropriation Investment (as defined in the Basic Resolutions).

     According to the Underlying Securities Circular, the Bonds rank equally as to the application of Net Power Proceeds with all other Power Bonds. As to the application of Net Power Proceeds, Power Bonds presently rank senior to other Evidences of Indebtedness as to principal and on a parity with or senior to other Evidences of Indebtedness as to interest. At some future date prior to the maturity of the Bonds, Evidences of Indebtedness other than Power Bonds may also rank on parity with Bonds as to principal.

     There are no limits on other indebtedness or securities which may be issued by the TVA and no financial or similar restrictions on the TVA, except as provided under the Act, the Basic Resolutions and the Supplemental Resolution. The TVA issues its Discount Notes pursuant to Section 15d of the Act and in accordance with Section 2.5 of the Basic Resolution. The TVA may also issue Other Indebtedness in addition to Power Bonds and Discount Notes. Other Indebtedness, such as the TVA's Quarterly Income Debt Securities, are issued pursuant to Section 15d of the Act and under appropriate authorizing resolutions.

     The Bonds do not contain any provisions permitting holders thereof to accelerate the maturity thereof on the occurrence of any default or other event.

POSSIBLE FUTURE ISSUANCES

     The Supplemental Resolution provides that, at the option of the TVA, additional 1995 Series E Bonds may be issued in one or more future installments pursuant to an amendment to the Supplemental Resolution not requiring the consent of Holders (as such term is defined under 'Book-Entry System') of the 1995 Series E

Bonds. Additional 1995 Series E Bonds so issued shall be identical in all respects to and fully fungible with the Bonds offered thereby (with any related changes in the issue date, issue price, and interest commencement date).

PAYMENT OF PRINCIPAL AND INTEREST

     The TVA initially issued $600,000,000 aggregate principal amount of its

6 3/4% Global Power Bonds Series E Due November 1, 2025 on November 3, 1995. On August 5, 1997, the TVA added $750,000,000 to the issuance. The Bonds are identical in all respects and are fully fungible. The Bonds are issued in minimum denominations of $1,000 and integral multiples thereof in book-entry form only through the U.S. Federal Reserve Bank as described below under 'Book-Entry System.' Interest will be payable semi-annually in arrears on May 1 and November 1 (each an 'Interest Payment Date') commencing November 1, 1997. Such interest payments will include any interest accrued from and including May 1, 1997 or the preceding Interest Payment Date, as the case may be, to but excluding the relevant Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Bonds are payable at 100% of the principal amount thereof, together with the interest accrued and unpaid thereon, on the Maturity Date. Payments of principal and interest on the Bonds will be made on the applicable payment dates to Holders of the Bonds which are Holders as of the close of business on the Business Day preceding such payment dates, by credit of the payment amount to the Holders' accounts at the U.S. Federal Reserve Banks. The Holder and any financial intermediary in any applicable chain to the beneficial owner will have the responsibility of remitting payments for the accounts of their customers.

     In any case in which an Interest Payment Date or the Maturity Date is not a Business Day, payment of principal or interest, as the case may be, by the TVA to the Holders shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date. The term 'Business Day' for the purposes of this section shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to be closed.

     Certain certification requirements are applicable to payments of interest on the Bonds and strips of principal or interest on such Bonds (the 'Strips'). The Holder or other persons otherwise required to withhold taxes may require the beneficial owner of a Bond or Strip, as a condition of payment of amounts due with respect to such Bond or Strip, to present on a timely basis an appropriate United States Internal Revenue Service Form W-8 (or successor form) or other appropriate form to enable such person to determine its duties and liabilities with respect to any taxes or other charges that may be required to be deducted or withheld under U.S. law or any reporting or other requirements thereunder. See 'United States Tax Matters' in the Underlying Securities Circular. In the event that any withholding or other tax or information reporting requirements should be imposed by any jurisdiction, the TVA has no obligation to pay additional interest or other amounts as a consequence thereof or to redeem the Bonds prior to their stated maturity.

REDEMPTION

     The Bonds are not subject to redemption prior to maturity.

BOOK-ENTRY SYSTEM

     The Bonds are transferable only on the book-entry system of the U.S. Federal Reserve Banks in minimum principal amounts of $1,000 and additional integral multiples thereof. The U.S. Federal Reserve Banks maintains book-entry accounts with respect to the Bonds and will make payments, on behalf of the TVA, of interest on and principal of the Bonds on the applicable payment dates by crediting Holders' accounts at the U.S. Federal Reserve Banks. The Bonds are not exchangeable for definitive securities. The Bonds may be held of record only by entities eligible to maintain book-entry accounts with the U.S. Federal Reserve Banks. Such entities whose names appear on the book-entry records of a U.S. Federal Reserve Bank as the entities for whose accounts the Bonds have been deposited are herein referred to as 'Holders.'

STRIPPING

     According to the Underlying Securities Circular, a Bond may be separated ('stripped') into its Interest and Principal Components and maintained as such on the book-entry records of the U.S. Federal Reserve Banks. The components of each stripped Bond are each future interest payment (each an 'Interest Component') and the principal payment (the 'Principal Component'). Once a Bond has been stripped into its Interest and Principal Components, the Interest and Principal Components may be maintained and transferred on the book-entry system of the U.S. Federal Reserve Banks (the 'FRBNY') in integral multiples of $1,000. Payments on the Interest and Principal Components will be made on the applicable payment dates on the related Bonds by crediting the accounts of the holders of the Bonds at the FRBNY.

GOVERNING LAW

     The Fiscal Agency Agreement and the Bonds are governed by and construed in accordance with the laws of the State of New York, to the extent such law is not inconsistent with U.S. federal law.

     The foregoing description is taken from the Underlying Securities Circular.

     THE TRUST WILL HAVE NO OTHER SIGNIFICANT ASSETS FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE CERTIFICATES. CONSEQUENTLY, THE ABILITY OF CERTIFICATEHOLDERS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES WILL DEPEND, EXCEPT FOR DISTRIBUTIONS MADE ACCORDING TO THE ALLOCATION RATIO IN THE EVENT OF A PAYMENT DEFAULT ON OR ACCELERATION OF THE MATURITY OF THE UNDERLYING SECURITIES, ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE PARTICULAR UNDERLYING SECURITIES UNDERLYING A PARTICULAR CLASS OF CERTIFICATES. PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CONSIDER CAREFULLY THE UNDERLYING SECURITIES ISSUER'S FINANCIAL CONDITION AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SECURITIES OF THE UNDERLYING SECURITIES ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE UNDERLYING SECURITIES ISSUER IS DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS. NONE OF THE DEPOSITOR, THE UNDERWRITER OR THE TRUSTEE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED THEREIN.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Class of Certificates will be denominated in U.S. dollars and on the Closing Date will have the face amounts listed on the front cover hereof under the heading Initial Aggregate Principal Amount. Pursuant to the Trust Agreement, additional certificates of the same Class or Classes, which will be, in all respects, fully fungible with the corresponding Class or Classes of Certificates offered hereby (the 'Additional Certificates'), shall be issued upon the deposit of Additional Underlying Securities, which correspond to such particular Class or Classes of Certificates, into the Trust. Any such Additional Certificates will have face amounts for each Class or Classes, equal to the face amounts of the Additional Underlying Securities, corresponding to such Class or Classes of Additional Certificates, deposited into the Trust at such time by the Depositor.

     The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples thereof.

     The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the 'Clearing Agency'), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ('CEDE'). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under '--Definitive Certificates.' Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See '--Definitive Certificates' below and 'Description of Certificates--Global Securities' in the Prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.


     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and receipt of instructions for re- registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

LISTING ON THE NEW YORK STOCK EXCHANGE

     The Certificates have been authorized for listing, upon official notice of issuance, with the NYSE. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

COLLECTIONS AND DISTRIBUTIONS

     Except as otherwise provided herein (see 'Default on Underlying Securities'), collections on a Strip that are received by the Trustee pursuant to the procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on the Scheduled Distribution Date of the related Class of Certificates or on any earlier date in connection with a redemption of the related Class of the Certificates pursuant to an Optional Redemption (together with the Scheduled Distribution Dates, the 'Distribution Dates') to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

             (a) to the Trustee, reimbursement for Extraordinary Expenses, if any, incurred by the Trustee in accordance with the Trust Agreement;

             (b) the remainder to the holders of the Class of Certificates having a Scheduled Distribution Date on the scheduled payment date of such Strip that is maturing or being redeemed.

     'Available Funds' for any Distribution Date means all amounts actually received on or with respect to the respective Underlying Securities.

     If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to Certificateholders as a result of any such delay. In the event of a default on the Underlying Securities, approved Extraordinary Expenses (see 'Description of the Trust Agreement--The Trustee' herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distribution to Certificateholders are made.

     There can be no assurance that collections received from the Underlying

Securities will be sufficient to make all required distributions to the Certificateholders. Ordinary Expenses of the Trustee will be paid by the Depositor or an affiliate thereof, and will not be paid from the assets in the Trust.

OPTIONAL REDEMPTION

     The Certificates may be redeemed in whole by the Trust at the request of the Rights Holder (as defined below) at a price not less than the Redemption Price corresponding to each Class of Certificates on any Redemption Date on or after November 1, 2000 through May 1, 2021 to November 1, 2024 (based on the respective Certificate Class), or the next succeeding Business Day if any such Redemption Date is not a Business Day.

     'Business Day' shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to be closed.

     The Redemption Prices listed as a percentage of the Face Amount of the Certificates, for each respective Class of Certificates, as set forth below, correspond to each related Redemption Date.

REDEMPTION     CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
DATE            A-1        A-2        A-3        A-4        A-5        A-6
----------     ------     ------     ------     ------     ------     ------
11/1/00        14.071%    14.634%    15.219%    17.120%    18.517%    19.257%
5/1/01         14.634     15.219     15.828     17.805     19.257     20.028
11/1/01        15.219     15.828     16.461     18.517     20.028     20.829
5/1/02         15.828     16.461     17.120     19.257     20.829     21.662
11/1/02        16.461     17.120     17.805     20.028     21.662     22.529
5/1/03         17.120     17.805     18.517     20.829     22.529     23.430
11/1/03        17.805     18.517     19.257     21.662     23.430     24.367
5/1/04         18.517     19.257     20.028     22.529     24.367     25.342
11/1/04        19.257     20.028     20.829     23.430     25.342     26.355
5/1/05         20.028     20.829     21.662     24.367     26.355     27.409
11/1/05        20.829     21.662     22.529     25.342     27.409     28.506
5/1/06         21.662     22.529     23.430     26.355     28.506     29.646
11/1/06        22.529     23.430     24.367     27.409     29.646     30.832
5/1/07         23.430     24.367     25.342     28.506     30.832     32.065
11/1/07        24.367     25.342     26.355     29.646     32.065     33.348
5/1/08         25.342     26.355     27.409     30.832     33.348     34.682
11/1/08        26.355     27.409     28.506     32.065     34.682     36.069
5/1/09         27.409     28.506     29.646     33.348     36.069     37.512
11/1/09        28.506     29.646     30.832     34.682     37.512     39.012
5/1/10         29.646     30.832     32.065     36.069     39.012     40.573
11/1/10        30.832     32.065     33.348     37.512     40.573     42.196
5/1/11         32.065     33.348     34.682     39.012     42.196     43.883
11/1/11        33.348     34.682     36.069     40.573     43.883     45.639
5/1/12         34.682     36.069     37.512     42.196     45.639     47.464
11/1/12        36.069     37.512     39.012     43.883     47.464     49.363

5/1/13         37.512     39.012     40.573     45.639     49.363     51.337
11/1/13        39.012     40.573     42.196     47.464     51.337     53.391
5/1/14         40.573     42.196     43.883     49.363     53.391     55.526
11/1/14        42.196     43.883     45.639     51.337     55.526     57.748
5/1/15         43.883     45.639     47.464     53.391     57.748     60.057
11/1/15        45.639     47.464     49.363     55.526     60.057     62.460
5/1/16         47.464     49.363     51.337     57.748     62.460     64.958
11/1/16        49.363     51.337     53.391     60.057     64.958     67.556
5/1/17         51.337     53.391     55.526     62.460     67.556     70.259
11/1/17        53.391     55.526     57.748     64.958     70.259     73.069
5/1/18         55.526     57.748     60.057     67.556     73.069     75.992
11/1/18        57.748     60.057     62.460     70.259     75.992     79.031
5/1/19         60.057     62.460     64.958     73.069     79.031     82.193
11/1/19        62.460     64.958     67.556     75.992     82.193     85.480
5/1/20         64.958     67.556     70.259     79.031     85.480     88.900
11/1/20        67.556     70.259     73.069     82.193     88.900     92.456
5/1/21         70.259     73.069     75.992     85.480     92.456     96.154
11/1/21        73.069     75.992     79.031     88.900     96.154        N/A
5/1/22         75.992     79.031     82.193     92.456        N/A        N/A
11/1/22        79.031     82.193     85.480     96.154        N/A        N/A
5/1/23         82.193     85.480     88.900        N/A        N/A        N/A
11/1/23        85.480     88.900     92.456        N/A        N/A        N/A
5/1/24         88.900     92.456     96.154        N/A        N/A        N/A
11/1/24        92.456     96.154        N/A        N/A        N/A        N/A

     The holder of the Call Rights (the 'Rights Holder') may provide notice to the Trustee (a 'Redemption Request') no less than seven Business Days prior to such Redemption Date that it intends to exercise its Call Rights which will result in an Optional Redemption of the Certificates on such Redemption Date.

CALL RIGHTS

     The Call Rights for the Certificates, in the aggregate, as defined herein, represent the rights to purchase all of the Underlying Securities at the applicable Redemption Prices. Such purchase will result in a redemption of the Certificates (an 'Optional Redemption'). The initial Rights Holder will be the Depositor or an affiliate thereof. The Call Rights are not being offered hereby.

     Under the terms of the Call Rights and the Trust Agreement, Certificateholders will not be entitled to a distribution in kind of their pro rata share of the Underlying Securities without the consent of the Rights Holder (but will be entitled to receive the stated Redemption Price upon an Optional Redemption). In addition, amendment of the Trust Agreement may require, and amendment of the Call Rights generally will require, consent of the Rights Holder. See 'Description of the Trust Agreement--Voting Rights.'

OPTIONAL EXCHANGE OF CERTIFICATES BY DEPOSITOR

     The Depositor or any affiliate of the Depositor may, if it holds face amounts of each Class of Certificates in the same proportion as the total

Certificates of each Class issued as of the Closing Date, notify the Trustee, not less than seven Business Days (or any shorter period acceptable to the Trustee) but not more than 45 days prior to such date, that it intends to tender such Certificates to the Trustee on such date (an 'Optional Exchange Date'); provided that such optional exchange will not be permissible if it would cause the Trustee or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 or other applicable exemption under the Investment Company Act of 1940. See 'Optional Exchange' in the Prospectus. Upon such tender, the Trustee will deliver Underlying Securities to such Certificateholder having a principal amount equal to the face amount of the Certificates being tendered. The right of the Depositor or any affiliate to effect any such exchange is subject to substantial restrictions as to timing, amount and other matters, as set forth in the Trust Agreement.

DEFAULT ON UNDERLYING SECURITIES

     In the event of the occurrence of a payment default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities, the Trustee will sell or cause the sale of the Underlying Securities in accordance with the sale procedures set forth in the Trust Agreement. The Holders of each Class of Certificates, are separately agreeing, upon the occurence of a payment default or an acceleration of the maturity of the Underlying Securities, to share with the Holders of each other Class of Certificates the proceeds, if any, relating to their respective Class of Underlying Securities, in accordance with the Allocation Ratio.

     As used herein, the 'Allocation Ratio' means, for each Class of Certificates, the ratio of the present values (discounted at the semi-annual rate of 8.00% per annum) of the amount each separate Class of Certificates is scheduled to receive on its respective Scheduled Distribution Date to the sum of the present values (discounted at the semi-annual rate of 8.00% per annum) of the amounts due or to become due on all of the Certificates (assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity).

     The proceeds paid to any Class of Certificates will be distributed on a pro rata basis to the holders of such Class of Certificates.

                                 THE DEPOSITOR

     Lehman ABS Corporation (the 'Depositor') was incorporated in the State of Delaware on January 29, 1988. The Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ('Lehman Brothers'), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Certificates.

     The principal executive offices of the Depositor are located at Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See 'The

Depositor' in the Prospectus.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1997-TVA-2 Supplement) will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities due after the Closing Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

     The Bank of New York, a New York banking corporation, will act as trustee (the 'Trustee') for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 101 Barclay Street, New York, New York 10286 and its telephone number is (212) 815-5098.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

     The Trust Agreement provides that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities and
(ii) the Trustee has been instructed to do so by Certificateholders representing not less than 100% of the aggregate voting rights of the Certificates then outstanding; provided, however, that for purposes of clause (ii) of this sentence, in the event of a payment default on the Underlying Securities, a vote of not less than 66 2/3% of the aggregate voting rights of the Certificates then outstanding shall suffice to instruct the Trustee to incur such Extraordinary Expenses.

     'Extraordinary Expenses' are defined in the Trust Agreement as any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement.

     'Ordinary Expenses' are defined in the Trust Agreement and are generally described as the Trustee's customary fee for its services as Trustee, including
(i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust.

PROCEEDINGS

     No Certificateholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Certificateholder has previously given to the Trustee written notice of a continuing breach, (ii) Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such Certificateholder or Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights. 'Required Percentage--Remedies' shall mean 66 2/3% of the aggregate face amount of the outstanding Certificates.

VOTING RIGHTS

     At all times, 100% of all Voting Rights will be allocated among all Certificateholders, in proportion to the then outstanding principal balances of their respective Certificates. The 'Required Percentage--Amendment' of Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment shall be 66 2/3% of the aggregate face amount of the then outstanding Certificates. In addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the Rights Holder without the consent of the Rights Holder; provided, however, that no such amendment or modification will be permitted which would alter the timing or amounts of any payment of the

Redemption Price corresponding to a Class or Classes of Certificates, without the consent of the Rights Holder, or which would alter the status of the Trust as a grantor trust for federal income tax purposes. See 'Description of the Trust Agreement--Modification and Waiver' in the Prospectus. Further, no amendment to the Call Rights will be permitted which would adversely affect in any material respect the interests of the Certificateholders without the consent of Certificateholders representing 66 2/3% of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment and without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; provided, however, that no such amendment or modification will be permitted which would alter the timing or amount of any payment of the Redemption Price, without the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates of the affected Class or which would alter the status of the Trust as a grantor trust for federal income tax purposes. In addition, the Call Rights generally may not be amended without the consent of the Rights Holder.

VOTING OF UNDERLYING SECURITIES

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Fiscal Agent or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Fiscal Agent Agreement or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder, of each respective Class of Certificates, of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an Underlying Security Event of Default or an event which with the passage of time would become an Underlying Security Event of Default and with the unanimous consent of all outstanding Certificateholders or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such

Underlying Securities except in the event of a default under the Bonds or the Resolutions and only with the consent of Certificateholders representing 100% of the aggregate voting rights of the outstanding Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders of each Class of Certificates and the Rights Holder of such offer as promptly as practicable. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of all of the Certificateholders and the Rights Holder to accept such offer and the Trustee has received the tax opinion described above. See '--Optional Exchange of Certificates.'

TERMINATION OF THE TRUST

     The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust in accordance with the Call Rights of all of the Underlying Securities, (ii) the distribution in full of all amounts due to the Certificateholders and (iii) the payment in full or sale of the Underlying Securities by the Trust after a payment default or an acceleration of the Underlying Securities. See 'Description of the Trust Agreement-- Termination' in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion summarizes certain of the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the Certificates. This discussion is a summary for general information only and does not consider all aspects of federal income taxation that may be relevant to a prospective investor in light of his personal circumstances. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the 'Code'), existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis.

     The following discussion which is generally limited to the tax consequences to initial holders does not address the federal income tax consequences of ownership of Certificates not held as capital assets within the meaning of
Section 1221 of the Code, or the federal income tax consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, banks, financial institutions, thrifts, insurance companies, tax-exempt entities, persons that hold the Certificates as part of a 'straddle,' a 'hedge' against currency risk, or a 'conversion transaction,' persons that have a 'functional currency' other than the U.S. dollar, and investors in pass-through entities. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction or under the federal estate tax or gift tax provisions of the Code.

     The following discussion, moreover, is generally limited to the U.S. federal income tax consequences relevant to a holder of a Certificate that is
(i) a citizen or resident of the United States, (ii) a corporation organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is subject to federal income tax regardless of the source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries has the authority to control all of its substantial decisions.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

     The proper characterization of the Trust for tax purposes is not clear. In any case, in the opinion of Weil, Gotshal & Manges LLP, counsel to the Depositor, the Trust will not be treated for federal income tax purposes as an association (or publicly-traded partnership) taxable as a corporation. Although there is no authority clearly on point, the Trustee intends to treat the Trust as a grantor trust for federal income tax purposes and to report income, gain, loss and deduction to the Internal Revenue Service (the 'IRS') accordingly. If the Trust is properly characterized as a grantor trust, each Certificateholder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such Certificates, as if it issued directly the portion of the Call Rights allocable to such Certificates and as if it paid directly its share of reasonable expenses paid by the Trust and would be subject to federal income tax in the manner described below under the caption 'Income of Certificateholders.' If the Trust instead is properly characterized as a partnership, the tax consequences to a Certificateholder other than an initial Certificateholder may be different than those described herein. For example, the amount of OID required to be accrued by a subsequent holder ordinarily would not be affected by the amount paid by such holder for a Certificate. The balance of this discussion assumes the characterization of the Trust as a grantor trust for federal income tax purposes is correct.

     INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE EFFECT UPON THEM OF INVESTING IN THE CERTIFICATES.

INCOME OF CERTIFICATEHOLDERS

     In General. A Certificateholder should be deemed to have paid for its Certificates the full fair market value of the portion of the Underlying Securities that is allocable to its Certificates and, to the extent that the aggregate amount of such fair market value exceeds the amount a Certificateholder actually paid for a Certificate, should be deemed to have been paid such excess by the Rights Holder as a Call Premium. Accordingly, a Certificateholder should have a tax basis in its Certificates (which basis will be allocated to its interest in the Underlying Securities) equal to the fair market value of its interest in such assets (the 'Allocated Purchase Price').


     The proper federal income tax treatment of the Certificates is unclear. Under Code Section 1286, on the date the interest in the Underlying Securities is deemed to be purchased, it will be treated as a newly-issued debt investment that was issued with original issue discount ('OID') equal to the excess of (i) its stated redemption price at maturity (namely all payments made with respect to the Underlying Securities to the Certificateholder) and (ii) the Allocated Purchase Price. Each Certificateholder, regardless of its normal method of accounting, will accrue income each year in respect of its interest in the Underlying Securities under the rules relating to OID under a method described below that takes account of the compounding of interest, based on the particular Certificateholder's expected yield to maturity.

     OID. A holder of a Certificate, whether using the cash or accrual method of accounting, generally will be required to include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includable in income by such holder is the sum of the 'daily portions' of OID with respect to each day during the taxable year or portion of the taxable year in which such holder held such obligation ('accrued OID'). The daily portion is determined by allocating to each day in any 'accrual period' a pro rata portion of the OID allocable to the accrual period. Under the Treasury Regulations, the 'accrual period' for each obligation may be of any length and may vary in length over the term of the obligation, provided that each accrual period is no longer than one year. The amount of OID allocable to any accrual period is an amount equal to the product of each obligation's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). If all accrual periods are of equal length (except for either an initial short period or an initial and final short period), the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The 'adjusted issue price' of an interest in an Underlying Security at the start of any accrual period is equal to its purchase price (i.e., the Allocated Purchase Price) increased by the accrued OID for each prior accrual period.

     Because the purchase of a Certificate will be treated as the original issuance on the purchase date of an obligation to distribute the amounts collected on the portion of the Underlying Securities allocable to the Certificates, such purchase should not result in acquisition premium, bond premium or market discount.

     Tax Basis. A Certificateholder's initial tax basis in the Underlying Securities allocable to its Certificates will equal the Allocated Purchase Price (determined as described above) and will generally be increased by any amounts of OID includable in income with respect thereto.

     Sale, Exchange and Retirement of Underlying Securities. Upon the sale, exchange or retirement of Underlying Securities allocable to its Certificates (including a sale resulting from a sale or redemption for cash of Certificates), a Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the Underlying Securities and the Certificateholder's tax basis in such Underlying Securities. The distribution, if any, to a Certificateholder of Underlying Securities representing such Certificateholder's pro rata portion of all of the Trust's Underlying Securities allocable to the Class of Certificates held by such Certificateholder will not be treated as a sale or exchange, and the Certificateholder will acquire the Underlying Securities with its tax basis in such Underlying Securities while held by the Trust.

     Gain or loss recognized by an initial Certificateholder on the sale, exchange or retirement of Underlying Securities allocable to such Certificates generally will be capital gain or loss, and will be long-term, mid-term or short-term capital gain or loss if the Certificateholder is treated as having held the Underlying Securities for the requisite holding periods at the time of the disposition.

CALL PREMIUM; EXERCISE OF CALL RIGHT

     As described above, each Certificateholder should be deemed to have received at the time of its purchase of its Certificates a Call Premium in an amount equal to the fair market value of the portion of the Call Rights allocable to its Certificates. The receipt of such Call Premium should not be a taxable event to the Certificateholder until such time as the Call Right so allocable to its Certificates is exercised or lapses. If the Call Rights lapse unexercised, the Certificateholder will be required to include the Call Premium in income for the taxable year the Call Rights terminated as short term capital gain. If the Call Rights are exercised, the Redemption Price will be increased by the amount of the Call Premium. The gain from such sale will be long-term, mid-term or short-term capital gain, depending upon whether the Certificates were then held for the requisite holding period.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

     In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administration fees, trustee fees, extraordinary expenses and other fees, if any, paid or incurred by the Trust and paid out of the Trust corpus as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for his share of such expenses will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a 'backup' withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

FOREIGN CERTIFICATEHOLDERS

     To the extent that amounts paid to a Certificateholder that is not a United States person (a 'Foreign Certificateholder') are treated as interest, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificateholder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a 'United States person' and provide its name and address.

                      STATE AND LOCAL INCOME TAX TREATMENT

     The Underlying Securities Circular states that the Act exempts bonds issued by the TVA from state and local taxation. With respect to Strips such as the Underlying Securities, the Underlying Securities Circular further states:
'[a]lthough the Act provides that bonds issued by the TVA are exempt both as to principal and interest from all state and local taxation (except estate, inheritance and gift taxation), it is unclear whether this exemption applies to
Strips resulting from stripping transactions. ... Therefore, while it is believed that the income on such Strip should qualify for the exemption provided under the Act at least to the extent of the rate of interest payable on the Bonds, there is no controlling precedential authority and there thus can be no assurance that the income on a Strip will qualify in whole or in part for the exemption provided in the Act.'

     See 'United States Tax Matters--Tax Considerations Applicable to Strips, in the Underlying Securities Circular.'

     Certificateholders should consult their own tax advisors with respect to the tax consequences to them of acquiring certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code impose certain requirements on an employee benefit plan (as defined in Section 3(3) of ERISA), a plan described in Section 4975(e)(l) of the Code or any entity whose underlying assets include plan assets by reason of either such plan's investment in the entity (each, a 'Plan'). In particular, ERISA and Section 4975 of the Code each sets forth 'prohibited transaction' provisions which generally apply to a loan or other extension of credit, the provision of services and certain other transactions directly or indirectly involving the assets of a Plan and persons who have specified relationships to such Plan (referred to as 'Parties in Interest' under Section 3(14) of ERISA and as 'Disqualified Persons' under Section 4975(e) of the Code), unless an exemption from such prohibited transaction provisions applies.

     Under a 'look-through rule' set forth in Section 2510.3-101 of the United States Department of Labor regulations (the 'Plan Assets Regulation'), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an 'equity interest' in such entity. A beneficial interest in a trust is treated as an equity interest under the Plan Assets Regulation. Thus, if a Plan acquires Certificates, for certain purposes (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless, among other exceptions, such Certificate is a 'publicly-offered security'.

     A publicly-offered security is a security that is (1) freely transferable,
(2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Depositor anticipates that the Class A-1 Certificates will be considered publicly-offered securities within the meaning of the Plan Assets Regulation.

     A Plan considering an investment in Certificates should determine whether its acquisition or holding of Certificates might result in a non-exempt prohibited transaction. In that regard, a Plan should consider whether the TVA is a Party in Interest or Disqualified Person with respect to such Plan such that the indirect extension of credit between the Plan and the TVA might be treated as a prohibited transaction unless an exemption clearly applies. However, it is possible that the TVA is not a Party in Interest or Disqualified Person to a particular Plan and therefore the extension of credit would not be treated as a prohibited transaction with respect to such Plan.

     No Plan should acquire any Certificates unless it determines that the acquisition or holding of such Certificates does not give rise to any non-exempt prohibited transaction. Further, in accordance with ERISA's general fiduciary standards, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

     Any Plan or insurance company investing assets of its general account proposing to acquire Certificates should consult with its counsel.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated October 31, 1997 (the 'Underwriting Agreement'), the Depositor has agreed to sell to Lehman Brothers Inc. (an affiliate of the Depositor) (the 'Underwriter'), and the Underwriter has agreed to purchase, the Certificates.

     The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act. Concessions to dealers will vary but will not exceed 0.3% of the face amount of the Certificates. The value of the Call Rights (which initially will be held by the Underwriter) may be deemed to be underwriting compensation.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Weil, Gotshal & Manges LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ('Moody's') and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('S&P') of 'Aaa' and 'AAA,' respectively. The rating of the Certificates by Moody's addresses the likelihood of the ultimate payment of principal of the Certificates. The rating of the Certificates by S&P addresses the likelihood of ultimate receipt of principal on the Certificates on or before the Scheduled Distribution Date. The ratings address the likelihood of the receipt by Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The ratings on the Certificates do not, however, constitute a statement regarding the occurrence of an Optional Redemption of a Class or Classes of Certificates, and the corresponding effect on yield to investors.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

     The Depositor has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                                                                   PAGE
                                                                                         -------------------------
accrued OID...........................................................................                        S-21
Additional Certificates...............................................................                   S-3, S-14
Additional Strips.....................................................................         S-2, S-3, S-6, S-10
Additional Underlying Securities......................................................         S-2, S-3, S-6, S-10
accrual period........................................................................                        S-21
adjusted issue price..................................................................                        S-21
Act...................................................................................                   S-6, S-10
Allocated Purchase Price..............................................................                        S-21
Allocation Ratio......................................................................                        S-17
Available Funds.......................................................................                        S-15
Basic Resolutions.....................................................................                        S-10
Board.................................................................................                        S-10
Bonds.................................................................................                    S-6, S-9
Book-Entry System.....................................................................                        S-12
Business Day..........................................................................                        S-15
Call Rights...........................................................................                         S-5
CEDE..................................................................................                        S-14
Certificateholder.....................................................................                         S-1
Certificates..........................................................................                    S-1, S-3
Class.................................................................................                    S-1, S-3
Clearing Agency.......................................................................                        S-14
Closing Date..........................................................................                    S-1, S-3
Code..................................................................................                   S-5, S-20
CUSIP Numbers.........................................................................                         S-5
Depositor.............................................................................              S-1, S-3, S-18
Distribution Dates....................................................................                        S-15
Disqualified Persons..................................................................                        S-23
DTC...................................................................................                    S-2, S-5
ERISA.................................................................................                   S-5, S-23
Evidences of Indebtedness.............................................................                        S-11
Extraordinary Expenses................................................................                        S-18
FISBS.................................................................................                        S-10
Fiscal Agency Agreement...............................................................                        S-11
Foreign Certificateholder.............................................................                        S-22
FRBNY.................................................................................                        S-13
Holders...............................................................................                        S-13
Holdings..............................................................................                        S-18
Initial Strips........................................................................               S-1, S-3, S-9
Initial Underlying Securities.........................................................               S-1, S-3, S-9
Installment Bonds.....................................................................                        S-10
Interest Component....................................................................                   S-9, S-13
Interest Payment Date.................................................................                        S-12
IO....................................................................................                         S-6
IRA...................................................................................                         S-5
IRS...................................................................................                        S-21

Keogh.................................................................................                         S-5
LCPI..................................................................................                        S-18
Lehman Brothers.......................................................................                        S-18
Moody's...............................................................................              S-1, S-5, S-24
Net Power Proceeds....................................................................                        S-11

                                                                                                   PAGE
                                                                                         -------------------------
New Power Bonds.......................................................................                        S-10
NYSE..................................................................................                         S-1
OID...................................................................................                   S-5, S-21
Optional Exchange Date................................................................                        S-17
Optional Redemption...................................................................                   S-5, S-17
Ordinary Expenses.....................................................................                        S-18
Other Indebtedness....................................................................                        S-10
Participants..........................................................................                         S-2
Parties in Interest...................................................................                        S-23
Plan..................................................................................                   S-5, S-23
Plan Assets Regulation................................................................                        S-23
PO....................................................................................                         S-6
Power Bonds...........................................................................                        S-11
publicly offered security.............................................................                        S-23
Principal Component...................................................................                   S-9, S-13
Redemption Date.......................................................................                    S-1, S-3
Redemption Prices.....................................................................                   S-4, S-16
Redemption Request....................................................................                   S-5, S-17
Required Percentage-Amendment.........................................................                        S-19
Required Percentage-Remedies..........................................................                        S-19
Resolutions...........................................................................                        S-11
Rights Holder.........................................................................                   S-5, S-17
S&P...................................................................................              S-1, S-5, S-24
Scheduled Distribution Dates..........................................................                    S-1, S-3
Series Supplement.....................................................................                    S-3, S-9
Standard Terms for Trust Agreements...................................................                         S-3
Statements............................................................................                        S-10
stripped..............................................................................                        S-13
Strips................................................................................   S-2, S-3, S-6, S-10, S-12
Supplemental Resolution...............................................................                        S-10
Trust.................................................................................                    S-1, S-3
Trust Agreement.......................................................................                    S-3, S-9
Trust Assets..........................................................................                         S-3
Trustee...............................................................................              S-1, S-3, S-18
TVA...................................................................................               S-1, S-3, S-9
Underlying Securities.................................................................         S-2, S-3, S-6, S-10
Underlying Securities Circular........................................................                         S-6
Underlying Securities Fiscal Agent....................................................                        S-11

Underlying Securities Issuer..........................................................               S-1, S-3, S-9
Underwriter...........................................................................                   S-1, S-24
Underwriting Agreement................................................................                        S-24

PROSPECTUS

                               TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                             LEHMAN ABS CORPORATION
                                   DEPOSITOR

     The Trust Certificates (the 'Certificates') offered hereby and by supplements (each a 'Prospectus Supplement') to this Prospectus will be offered from time to time in one or more series (each a 'Series') and in one or more classes within each such Series (each a 'Class'), denominated in dollars or in one or more foreign or composite currencies, including the European Currency Unit ('ECU'). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons ('Registered Certificates') or in bearer form with or without coupons attached ('Bearer Certificates') or as one or more global securities in registered or bearer form (each a 'Global Security').

     Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the 'Underlying Securities'), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the 'Deposited Assets'), to be deposited in a trust (the 'Trust') for the benefit of holders of Certificates of such Series ('Certificateholders') by Lehman ABS Corporation (the 'Depositor') pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the 'Trust Agreement') among the Depositor, the administrative agent, if any (the 'Administrative Agent') and the trustee (the 'Trustee') named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor), and will not be acquired from the obligor with respect thereto or pursuant to any distribution by or agreement with any such obligor. The Underlying Securities discussed herein and in the related Prospectus Supplement represent (i) an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged, (ii) an obligation of one or more U.S. government sponsored entities, (iii) Government Trust Certificates ('GTCs') (provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates), or (iv) obligations guaranteed by the United States Agency for International Development pursuant to the AID Housing Guaranty Program ('AID-Guaranteed Underlying Securities') (provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates). If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letter of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, 'Credit Support'). See 'Description of Certificates' and 'Description of Deposited Assets and Credit Support.'

     Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

     Except as otherwise provided herein and in the applicable prospectus supplement, the Depositor's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See 'Description of the Certificates--Advances in Respect of Delinquencies.'

     The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless, and only as and to the extent otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Administrative Agent or their respective affiliates.

     Prospective investors should consider the factors set forth herein under 'Risk Factors,' beginning on page 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

     The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under 'Plan of Distribution' and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                                LEHMAN BROTHERS

November 15, 1995

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the 'Specified Principal Currency'), premium, if any (the 'Specified Premium Currency'), and any interest (the 'Specified Interest Currency') are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the 'Specified Currency'), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series, (g) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a 'Distribution Date') of any interest, premium (if any) and/or principal, (i) the date of issue, (j) the scheduled final Distribution Date, if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See 'Description of Certificates--General' for a listing of other items that may be specified in the applicable Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Reports and other information concerning the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

     The Depositor has filed with the Commission a registration statement on

Form S-3 (together with all amendments and exhibits, the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Lehman ABS Corporation, 3 World Financial Center, New York, New York 10285. Telephone requests for such copies should be directed to the Secretary of Lehman ABS Corporation at (212) 526-5594.

                         REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ('Cede'), as nominee of DTC and registered holder of the Certificates. See 'Description of Certificates--Global Securities' and 'Description of the Trust Agreement--Reports to Certificateholders; Notice.' Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Lehman Brothers Inc. (the 'Offering Agent') will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

     References herein to 'U.S. dollars,' 'U.S.$,' USD, 'dollar' or '$' are to the lawful currency of the United States.

                                   RISK FACTORS

     Limited Liquidity. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

     Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

     Limited Obligations and Interests. The Certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Person affiliated with the Depositor or the Issuer, or any other Person. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Depositor were required to repurchase an Underlying Security with respect to which the Depositor has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Depositor, or from a reserve fund established to provide funds for such repurchases. The Depositor has no obligation to establish or maintain any such reserve fund.

     Credit Support; Limited Assets. Although the Trust for any Series (or Class

of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Depositor, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See 'Description of Deposited Assets and Credit Support.'

     Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See 'Maturity and Yield Considerations.'

     Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. See the description under 'Certain Federal Income Tax Considerations' in the related Prospectus Supplement.

     Ratings of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a 'Rating Agency'). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

     Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See 'Description of Certificates--Global Securities' and any further description contained in the related Prospectus Supplement.

     Currency Risks. The Certificates of any given Series (or Class within such Series) may be demonstrated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This Prospectus does not describe all the risks of an investment in such Certificates, and the Depositor disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. See 'Currency Risks.'

     Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any GSE Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

     In addition, the Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of the Depositor is located in 3 World Financial Center, New York, New York 10285. Its telephone number is (212) 526-5594.

     The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the four highest categories available by any Rating Agency rating the Series. Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding Certificates of any Series.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets and arrange certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                             FORMATION OF THE TRUST

     The Depositor will assign the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See 'Description of the Trust Agreement--Assignment of Deposited Assets.' The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the 'Trustee's Fee'). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the 'Administration Fee') as specified in the Prospectus Supplement. See 'Description of the Trust Agreement--Collection and Other Administrative Procedures' and '--Retained Interest; Administrative Agent Compensation and Payment of Expenses.' The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

     Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under 'Description of the Trust Agreement--Advances in Respect of Delinquencies,' and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable

Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See 'Description of the Trust Agreement--Advances in Respect of Delinquencies.'

     Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the 'Retained Interest') retained by the Depositor or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under 'Description of Deposited Assets and Credit Support--Credit Support'; (v) the rights of the Depositor under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under 'Description of the Trust Agreement--Advances in Respect of Delinquencies.'

     In addition, to the extent provided in the applicable Prospectus Supplement, the Depositor will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.

                       MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

     The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying

Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a GSE Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of a GSE Issuer will be repaid prior to its stated maturity.

     Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See 'Description of the Deposited Assets--Underlying Securities Indenture.'

     The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

     The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

     The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

                          DESCRIPTION OF CERTIFICATES

     Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Depositor, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term 'Certificate' refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

     A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

GENERAL

     There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes (Section 5.01). The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See 'Description of Deposited Assets and Credit Support-- Collections.'

     Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);
(iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an 'Original Issue Date'), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the 'Pass-Through Rate') for each such Class including the applicable rate, if fixed (a 'Fixed Pass-Through Rate'), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a 'Variable Pass-Through Rate'); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Depositor or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Depositor Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;
(ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable;
(xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ('Strip Certificates'), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiii) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution

Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xiv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xv) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvi) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xvii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xviii) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

     Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

     The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the 'Market Exchange Rate') for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the 'Exchange Rate Agent').

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

     Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the 'Determination Date'). If the Specified Currency for a given Series or Class within such Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under 'Currency Risks--Payment Currency' below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

     Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under 'Currency Risks--Payment Currency' below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

     Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01).

     Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined below) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or

Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Except as otherwise specified in the applicable Prospectus Supplement, 'Business Day' with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency

(which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. 'London Banking Day' with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

     General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, 'Stripped Interest') described in the related Prospectus Supplement. For purposes hereof, 'Notional Amount' means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term 'Notional Amount' is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

     Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate ('Fixed Rate Certificates') will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate ('Floating Rate Certificates') will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the 'Base Rate'), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The 'Spread' is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the 'Spread Multiplier' is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate
Certificate: (i) LIBOR (a 'LIBOR Certificate'), (ii) the Commercial Paper Rate (a 'Commercial Paper Rate Certificate'), (iii) the Treasury Rate (a 'Treasury Rate Certificate'), (iv) the Federal Funds Rate (a 'Federal Funds Rate Certificate'), (v) the CD Rate (a 'CD Rate Certificate') or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The 'Index Maturity' for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. 'H.15(519)' means the publication entitled 'Statistical Release H.15(519), Selected Interest Rates,' or any successor publication, published by the Board of Governors of the Federal Reserve System. 'Composite Quotations' means the daily statistical release entitled 'Composite 3:30 p.m. Quotations for U.S. Government Securities' published by the Federal Reserve Bank of New York.

     As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ('Maximum Pass-Through Rate') and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ('Minimum Pass-Through Rate'). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

     The Depositor will appoint, and enter into agreements with, agents (each a 'Calculation Agent') to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

     The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the 'Interest Reset Period' for such Class, and the first day of each Interest Reset Period being an 'Interest Reset Date'), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

     With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

     Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

     (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'CD Rate' for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a 'CD Rate Determination Date') for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading 'CDs (Secondary Market).' In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the 'CD Rate' for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading 'Certificates of Deposit.' If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'CD Rate' for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'CD Rate' for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial PassThrough Rate).

     The 'Calculation Date' pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate

Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'Commercial Paper Rate' for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a 'Commercial Paper Rate Determination Date') and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading 'Commercial Paper.' In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading 'Commercial Paper.' If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated 'AA' or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'Commercial Paper Rate' for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     'Money Market Yield' shall be a yield calculated in accordance with the following formula:

                                               D X 360 X 100
                  Money Market Yield     =     -------------
                                               360 - (D X M)

where 'D' refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and 'M' refers to the actual number of days in the specified Index Maturity.

     The 'Calculation Date' pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'Federal Funds Rate' for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a 'Federal Funds Rate Determination Date') for Federal Funds as published in H.15(519) under the heading 'Federal Funds (Effective).' In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading 'Federal Funds/Effective Rate.' If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading 'Federal Funds (Effective)'; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the 'Federal Funds Rate' for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The 'Calculation Date' pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

     (4) LIBOR Certificates.  Each LIBOR Certificate will bear interest for each

Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, 'LIBOR' for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a 'LIBOR Determination Date'), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. 'Reuters Screen LIBO Page' means the display designated as page 'LIBOR' on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, 'LIBOR' for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.


     (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the 'Treasury Rate' for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ('Treasury bills') having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading 'U.S. Government Certificates-Treasury bills-auction average (investment)' or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the 'Treasury Rate' for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the 'Treasury Rate' for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate.)

     The 'Treasury Rate Determination Date' for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.


     The 'Calculation Date' pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

     Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a 'Certificate Principal Balance' which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ('Realized Losses') allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

     If the specified currency of any Certificate is not U.S. dollars (a 'Foreign Currency Certificate'), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

INDEXED CERTIFICATES

     From time to time, the Issuer may offer a Series of Certificates ('Indexed Certificates'), the principal amount payable at the stated maturity date of which (the 'Indexed Principal Amount') and/or interest with respect to which is determined by reference to (i) the rate of exchange between the specified currency for such Certificate and the other currency or composite currency (the 'Indexed Currency') specified therein; (ii) the difference in the price of a specified commodity (the 'Indexed Commodity') on specified dates; (iii) the difference in the level of a specified stock index (the 'Stock Index'), which may be based on U.S. or foreign stocks, on specified dates; or (iv) such other objective price or economic measure as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related Prospectus Supplement, together with any information concerning tax consequences to the Holders of such Indexed Certificates.

     Except as otherwise specified in the related Prospectus Supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related Prospectus Supplement as the 'Face Amount' of such Indexed Certificate. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

DUAL CURRENCY CERTIFICATES

     Certificates may be issued as dual currency certificates ('Dual Currency Certificates'), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the Certificates and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the Certificates and the related Prospectus Supplement.

OPTIONAL EXCHANGE

     If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an 'Exchangeable Series.' The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

          (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

          (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

          (c) a requirement that the Certificate Principal Balance or Notional

     Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

          (d) specified dates during which a holder may effect such an exchange (each, an 'Optional Exchange Date');

          (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

          (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

     Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled 'Option to Elect Exchange' on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled 'Option to Elect Exchange' on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

     Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

GLOBAL SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the 'Depositary'), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a 'Definitive Certificate'), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

     The Depository Trust Company has advised the Depositor as follows: The Depositary Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ('participants') in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

     Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for

such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Depositor expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participants.

     If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Depositor and the Depositary of such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as Registered Certificates in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof (Section 5.03).

     The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT


GENERAL

     Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the 'Underlying Securities'), purchased by the Depositor (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. Each Underlying Security will represent (i) an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ('Treasury Securities'),
(ii) an obligation of one or more U.S. government sponsored entities created pursuant to federal statute (a 'GSE'), (iii) Government Trust Certificates ('GTCs') (provided that such GTCs, together with any AID-Guaranteed Underlying Securities (as defined below), shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates), or (iv) obligations guaranteed by the United States Agency for International Development pursuant to the AID Housing Guaranty Program ('AID-Guaranteed Underlying Securities') (provided that such AID-Guaranteed Underlying Securities, together with any GTCs, shall not account for 20% or more of the aggregate cash flows on the Underlying Securities securing any Series of Certificates). As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust:
Federal National Mortgage Association ('Fannie Mae'), Federal Home Loan Mortgage Association ('Freddie Mac'), Student Loan Marketing Association ('Sallie Mae'), Resolution Funding Corporation ('REFCORP'), Federal Home Loan Banks ('FHLB') (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority ('TVA') and Federal Farm Credit Banks ('FFCB'). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) such organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to such organization (a 'GSE Issuer'). GTCs and AID-Guaranteed Obligations will have been registered under the Securities Act of 1933 (or will qualify for an exemption from registration) and will have been acquired by the Depositor in purely secondary market transactions. Based on information contained in the prospectus pursuant to which any GSE Issuer's securities were originally offered (an 'Underlying Security Prospectus'), the applicable Prospectus Supplement will set forth certain information with respect to the public availability of information with respect to any GSE Issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any Series of Certificates as of the date of such Prospectus Supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related Prospectus Supplement.

     This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security and is qualified in its entirety by reference to the applicable Prospectus Supplement, Underlying Security Prospectus, if any, and, to the extent applicable, the statement of terms or similar document with respect to any Underlying Security.

UNDERLYING SECURITIES

     General. Unless otherwise specified in the related Prospectus Supplement, none of the Underlying Securities will have been issued pursuant to an indenture, and no trustee is provided for with respect to any Underlying Security. There will generally be a fiscal agent ('Fiscal Agent') for a GSE Issuer with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related Prospectus Supplement, the Underlying Securities with respect to any GSE Issuer will not be guaranteed by the United

States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

     Contractual and Statutory Restrictions. A GSE Issuer and the related Underlying Securities may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. See 'Description of the Deposited Assets--Publicly Available Information' in the related Prospectus Supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require such GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

     Neither the United States nor any agency thereof is obligated to finance any GSE Issuer's operations or to assist a GSE Issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE Issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

     Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect thereto. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or authorizing legislation or regulation, as the case may be, which failure is materially adverse to securityholders and continues for a specified period after notice thereof; and (iii) certain events of insolvency or bankruptcy with respect to the GSE Issuer. The Underlying Securities will generally provide that, upon the occurrence of an event of default, the holders of not less than a specified percentage of the outstanding securities may declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable, subject to the issuer's right to cure, if applicable.

     Each Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security ('Underlying Security Events of Default') and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ('Outstanding Debt Securities') in determining whether to declare the acceleration of the Underlying Securities.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

     Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ('Underlying Securities Rate'); the date or dates from which such interest will accrue ('Underlying Securities Interest Accrual Periods'); and the dates on which such interest will be payable ('Underlying Securities Payment Dates'); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the 'Underlying Securities Currency'), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities;
(xii) the rating thereof, if any; and (xiii) any other material terms of such Underlying Securities.

     With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cutoff Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii),
(viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

     In addition to the foregoing, with respect to each Concentrated Underlying Security issued by a GSE Issuer the applicable Prospectus Supplement will disclose the identity of the applicable obligor, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such information will typically consist of such obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such obligor identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement with respect to any such obligor.

OTHER DEPOSITED ASSETS

     In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Underlying Securities, the 'Deposited Assets'). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.


     Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

     As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

     Subordination. As discussed below under '--Collections,' the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholders of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under '--Reserve Accounts' and in the related Prospectus Supplement.


     If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

     Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a 'Letter of Credit') issued by a bank (a 'Letter of Credit Bank') or a surety bond or bonds (a 'Surety Bond') issued by a surety company (a 'Surety'). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

     Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.


     Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a 'Reserve Account') any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person named in the related Prospectus Supplement.

COLLECTIONS

     The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a 'Certificate Account'). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The following summary of certain provisions of the Trust Agreement and the Certificates do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

     At the time of issuance of any Series of Certificates, the Depositor will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the 'Cut-off Date'), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for certain assets to be deposited in the Trust (Section 2.06). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

     In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).


     Each of the Depositor and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Depositor or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Section 2.05).

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

     General. With respect to any Series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the 'Credit Support Instruments') and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a 'Sub-Administrative Agent'), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

     The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a 'Sub-Administration Agreement') will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration

Agreement.

     The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See '--Retained Interest; Administrative Agent Compensation and Payment of Expenses.'

     The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

     Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

     Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.12), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset (Section 3.12).

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

     The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

     If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement (Section 3.14).

ADVANCES IN RESPECT OF DELINQUENCIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.


     Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, 'Related Proceeds'); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance (a 'Nonrecoverable Advance') is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date (Section 4.03). If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE DEPOSITOR

     An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Depositor, their affiliates or the Deposited Asset Provider.

     The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series (Section 6.04).

     The Trust Agreement will further provide that neither such an Administrative Agent, the Depositor nor any director, officer, employee, or agent or the Administrative Agent or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Depositor and any director, officer, employee or agent of the Administrative Agent or the Depositor will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder (Section 6.03). The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

     Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series (Section 6.02).

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

     Unless otherwise provided in the related Prospectus Supplement, 'Administrative Agent Termination Events' under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the

Voting Rights; and (iii) certain events of insolvency, readjustment of debt,

marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations (Section 7.01). Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. 'Required Percentage' means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. 'Voting Rights' evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article I).

     Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Depositor or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the 'Required Percentage--Administrative Agent Termination' of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the 'Required Percentage-- Administrative Agent Termination' of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series (Sections 7.01 and 7.02).

     No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the 'Required Percentage-Remedies' of the

Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.03). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 8.02).

MODIFICATION AND WAIVER

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the 'Required Percentage--Amendment' of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the 'Required Percentage--Amendment' specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the

Certificates of such Series or Class.

     Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or
(ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

     Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the 'Required Percentage--Waiver' of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 7.04).

REPORTS TO CERTIFICATEHOLDERS; NOTICES

     Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

          (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

          (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

          (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution
     Date;

          (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

          (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

          (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.02).

     Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report (Section 3.16).

     The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates (Section 3.15).

     Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York, or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

TERMINATION

     The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under '--Reports to Certificateholders; Notices--Notices,' and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).

     Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a 'Purchase Price'). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 8.03). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 8.01).

THE TRUSTEE

     The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any Administrative Agent and their respective affiliates.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the

Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under 'Description of Certificates--General' or as otherwise specified in the applicable Prospectus Supplement.

     PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

     Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY


     Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

     If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

     The equivalent of the ECU in U.S. dollars as of any date (the 'Day of Valuation') shall be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the 'Components') shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

FOREIGN CURRENCY JUDGMENTS

     Unless otherwise specified in the applicable Prospectus Supplement, the

Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                              PLAN OF DISTRIBUTION

     Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed and the place and time of delivery of the Certificates to be offered thereby.

     If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

     Lehman Brothers Inc. is an affiliate of the Depositor. Lehman Brothers Inc.'s participation in the offer and sale of Certificates complies with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

     Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.

                                 LEGAL OPINIONS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the underwriters by Weil, Gotshal & Manges, New York, New York or other counsel identified in the applicable Prospectus Supplement.

            ------------------------------------------------------
            ------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR LEHMAN BROTHERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             ---------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----
              PROSPECTUS SUPPLEMENT
Summary...........................................  S-3
Risk Factors......................................  S-8
The Trust.........................................  S-9
Description of the Underlying Securities..........  S-9
Description of the Certificates................... S-14
The Depositor..................................... S-18
Description of the Trust Agreement................ S-18
Certain Federal Income Tax Consequences........... S-20
State and Local Income Tax Treatment.............. S-23
ERISA Considerations.............................. S-23
Method of Distribution............................ S-24
Legal Matters..................................... S-24
Ratings........................................... S-24
Index of Defined Terms............................ S-25

                    PROSPECTUS
Prospectus Supplement.............................    2
Available Information.............................    2
Incorporation of Certain Documents by Reference...    2
Reports to Certificateholders.....................    3
Important Currency Information....................    3
Risk Factors......................................    4
The Depositor.....................................    5
Use of Proceeds...................................    6
Formation of the Trust............................    6
Maturity and Yield Considerations.................    7
Description of Certificates.......................    8
Description of Deposited Assets and Credit
  Support.........................................   21

Description of the Trust Agreement................   26
Currency Risks....................................   34
Plan of Distribution..............................   35
Legal Opinions....................................   36

            ------------------------------------------------------
            ------------------------------------------------------

            ------------------------------------------------------
            ------------------------------------------------------


                                  $227,086,000

                              CALLABLE ZERO COUPON
                              TRUST CERTIFICATES,
                               SERIES 1997-TVA-2

                         (UNDERLYING SECURITIES WILL BE
                       PRINCIPAL AND INTEREST STRIPS FROM
                        TENNESSEE VALLEY AUTHORITY BONDS
                             DUE NOVEMBER 1, 2025)

                             LEHMAN ABS CORPORATION
                                  (DEPOSITOR)
                             --------------------
                             PROSPECTUS SUPPLEMENT
                                OCTOBER 28, 1997
                             --------------------

                                LEHMAN BROTHERS

            ------------------------------------------------------
            ------------------------------------------------------